EXHIBIT 10.8



                         Freeport-McMoRan Copper & Gold Inc.


                              President's Award Program


                                       Purpose

          The purpose of the President's Award Program (the "Program") of Freeport-McMoRan Copper & Gold Inc. (the "Company") is to provide an opportunity for discretionary cash rewards for those situations where an outstanding individual contribution cannot properly be or should not be rewarded with merit salary increases, annual incentives, or promotion.

                                   Administration

          The Program shall be administered by the President and Chief Operating Officer of the Company. The President shall have full authority to interpret the provisions of the Program and to make Awards thereunder.

                        Eligibility for and Payment of Awards

          The following  persons  are  eligible to receive Awards under the
          Program: (i) any person providing services as an officer of the Company or a Subsidiary (as hereinafter defined), whether or not employed by such entity, but excluding any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including bargaining-unit employees but excluding any director who is also an employee of the Company or a Subsidiary, (iii) any officer, employee, member, or associate of an entity with which the Company has contracted to receive executive, management, or professional services who provides services to the Company or a Subsidiary through such arrangement, and (iv) any member or associate of, or counsel to, a law firm rendering services to the Company or a Subsidiary. For purposes of the Program, "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the President. Recommendations for a President's Award must be made to, and in a manner prescribed by, the President by senior executives of the Company. The aggregate amount of all Awards granted with respect to any calendar year may not exceed $350,000. The Awards can be granted and paid at any time during the calendar year deemed appropriate by the President.

                                 General Provisions

          The Program shall be funded from operating earnings of the Company and shall not be deducted from any funds established for the purpose of salary or incentive payments. The Program will become effective upon approval by the Board of Directors of the Company and shall continue as provided herein except as amended or terminated by the Board of Directors.